Independent Auditors' Consent

We consent to the use in this Amendment No. 4 to Registration Statemetn No. 333-53008 of SoftQuad Software, Ltd. of our report dated November 21, 2001 (which expresses an unqualified opinion and includes an explanatory paragraph referring to the Company's ability to continue as a going concern), appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chartered Accountants

Toronto, Ontario
February 8, 2002